UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2024

ALTA EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 449-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ALTG	The New York Stock Exchange
Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	ALTG PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2024, the Board of Directors (the “Board”) of Alta Equipment Group Inc. (the “Company”) elected Colin Wilson to join the Board of the Company, effective immediately, filling a vacancy. Mr. Wilson was elected to the class of directors whose term expires at the Company’s annual meeting of shareholders in 2026.

Mr. Wilson, age 70, has over 40 years of experience in the materials handling industry. He began his career in 1970 with Coles Cranes in Sunderland, England, where he worked in production engineering, marketing, product management and overseas licensing. After time with a compressor company and a European lift truck competitor, Mr. Wilson joined Hyster-Yale Group (formerly NACCO Materials Handling Group), a global company whose primary business is lift trucks with annual revenues over $4 billion, in 1988 as European Sales and Marketing Director for the Yale brand and had roles of increasing responsibility culminating in his role as the President and Chief Executive Officer in September 2014. Mr. Wilson held the President and Chief Executive Officer role at Hyster-Yale Group until January 2020, when he retired. Mr. Wilson graduated with a Bachelor of Science Degree in Mechanical Engineering from Sunderland Polytechnic (now the University of Sunderland). Mr. Wilson served on the Executive Committee and Board of Directors of the Industrial Truck Association of America (ITA), is the past chairman and board member of the Materials Handling Institute of America (MHI) and has also served as a member of the Material Handling Equipment Distributors Association’s Board of Advisors (MHEDA) and as President of the British Industrial Truck Association (BITA).

As a non-employee director, Mr. Wilson will receive cash compensation and an equity award for his Board service, in accordance with the Company’s non-employee director compensation program, as amended from time to time. There are no arrangements or understandings between Mr. Wilson and any other persons pursuant to which Mr. Wilson was selected to serve as director. Mr. Wilson is not related to any officer or other director of the Company and there are no transactions or relationships between Mr. Wilson and the Company that require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 4, 2024, the Company issued a press release announcing the election of Mr. Wilson, a copy of which is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release, dated September 4, 2024, of Alta Equipment Group Inc.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALTA EQUIPMENT GROUP INC.

Date:	September 4, 2024	By:	/s/ Ryan Greenawalt
Name: Ryan Greenawalt Title: Chief Executive Officer